EXHIBIT 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

NEURAXIS, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)(2)		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Other	Common Stock, $0.001 par value per share	457	(o)		$8,625,000	$0.00011020	$950.48
Fees to Be Paid		Common Stock, $0.001 par value per share to be sold by the Selling Stockholders(4)	457	(o)		$15,050,664	$0.00011020	$1,658.58
Fees Previously Paid	Equity	Representative’s Warrants(5)	-			-	-	-
	Equity	Common Stock, $0.001 par value per share, underlying Representative’s Warrants(6)	457	(g)		$621,000	$0.00011020	$68.43
Fees Previously Paid						$-	$-	4,925.85

Carry Forward Securities
Carry Forward Securities	-	-	-			-	-	-

Total Offering Amounts						$44,701,920	$0.00011020	$2,677.49
Total Fees Previously Paid						-	-	$4,925.85
Total Fee Offsets						-	-	-
Net Fee Due								$0

(1)	Includes up to an additional 15% of the aggregate offering price to cover the underwriter’s option to purchase securities to cover over-allotments, if any.

(2)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), we are also registering an indeterminate number of shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, or similar transactions.

(3)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rules 457(o) under the Securities Act.

(4)	In accordance with Rule 457(c) under the Securities Act, the aggregate offering price for the shares to be sold by the Selling Stockholders is calculated based on the assumed public offering price of $8.00. 1,881,333 shares of Common Stock * $8.00 = $15,050,664.

(5)	No fee required pursuant to Rule 457(g) under the Securities Act.

(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The Representative’s Warrants are exercisable at a per share exercise price equal to 120% of the public offering price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the representative’s warrants is $621,000, which is equal to 120% of $517,500 (which is 6% of $8,625,000).